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Exhibit 99.1


Generex Biotechnology Corporation to be transferred to Nasdaq SmallCap Market

          o Company will Further Appeal Delisting from National Market

TORONTO, June 3, 2003 ( ) - Generex Biotechnology Corporation (Nasdaq: GNBT), today announced that a Nasdaq Listing Qualifications Panel ("Panel") agreed that the Company's common stock should no longer be listed on the Nasdaq National Market because the Company is not in compliance with the requirements of NASD Marketplace Rule 4450(a)(3). This rule requires the Company to have a minimum of $10,000,000 in stockholders' equity. Based on the Company's last filed quarterly report on Form 10-Q for the period ended January 31, 2003, the Company's stockholders equity was $4,978,371.

Under the Panel's determination, the Company's common stock will be listed on The Nasdaq SmallCap Market effective with the opening of business on Thursday June 5, 2003. The continuation of the Company's SmallCap listing will be conditioned upon Nasdaq's review of the Company's application to ensure compliance with all Nasdaq standards and the Company's timely filing of its next 10-Q and 10-K showing compliance with the SmallCap $2,500,000 minimum shareholders' equity requirement.

Pursuant to NASD Marketplace Rules, the Company intends to appeal the Panel's determination to the Nasdaq Listing and Hearings Review Council ("the Council"). However, the Company's request for review by the Council does not affect the Panel's decision to remove the Company from the Nasdaq National Market.

In connection with its Annual Report on Form 10-K for the year ended July 31, 2002, filed in October 2002, the Company's Series A Preferred Stock was reclassified from the equity section of the balance sheet to a "mezzanine" position which is not included within stockholders equity. The Series A Preferred Stock had been classified as equity in each of the Company's prior financial statements since issue, including its audited financial statements contained in its Form 10-K for the fiscal year ended July 31, 2001. The reclassification effectively moved $12,735,000 from stockholders equity to the mezzanine category as of July 31, 2002. Because of additional dividends accruing on the preferred stock, the balance sheet value of the preferred stock was $13,492,000 at January 31, 2003.

The Company is pursuing alternatives for increasing its stockholders equity, including additional financing as well as adjustments to the terms of the Series A Preferred stock to allow it to be re-classified as equity. However, the Company cannot assure investors that the Council will consider any plan or new information which the Company may present.

About Generex:

Generex is engaged in the research and development of drug delivery systems and technology. To date, it has focused on developing a platform technology for the buccal delivery - delivery to the oral cavity for absorption through the inner mouth mucosa - of drugs that historically have been administered only by injection. Generex's buccal delivery technology has application to a large number of drugs.

This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain "forward-looking statements' within the meaning of the private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

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